As filed with the Securities and Exchange Commission on September 20, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

InMode Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Tavor Building, Sha’ar Yokneam P.O. Box 533 Yokneam 2069200, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

2008 Israeli Option Plan of Invasix Ltd.

Invasix Ltd. 2008 ROW Option Plan

InMode Ltd. 2018 Incentive Plan

(Full titles of the plans)

Invasix Inc.

20996 Bake Parkway, Suite 106

Lake Forest, California

+1 (949) 387-5711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anna T. Pinedo Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 Tel: (212) 506-2500	Moshe Mizrahy InMode Ltd. Tavor Building, Sha’ar Yokneam P.O. Box 533 Yokneam 2069200, Israel Tel: +972-4-9097470

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, NIS 0.01 par value(1)
2008 Israeli Option Plan of Invasix Ltd. (the “2008 Israeli Plan”)	1,844,460(3)	$0.47(4)	$866,896.20(4)	$105.07
Invasix Ltd. 2008 ROW Option Plan (the “2008 ROW Plan”)	6,577,490(3)	$0.54(4)	$3,551,844.60(4)	$430.48
InMode Ltd. 2018 Incentive Plan (the “2018 Plan”)	915,757(3)	$7.62(4)	$6,978,068.34(4)	$845.74
	864,319	$27.31(5)	$23,604,551.90(5)	$2,860.87
Total	10,202,026		$35,001,361.00	$4,242.16

(1)	Represents ordinary shares NIS 0.01 par value per share (“Ordinary Shares”) of InMode Ltd. (the “Registrant”) issuable under the 2008 Israeli Plan, the 2008 ROW Plan and the 2018 Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) also covers an indeterminate number of additional Ordinary Shares that may be issued under the 2008 Israeli Plan, the 2008 ROW Plan and the 2018 Plan to prevent dilution resulting from a share split, reverse share split, stock dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Registrant. This Registration Statement also covers the resale of the Registrant’s Ordinary Shares subject to this Registration Statement by certain selling securityholders named in the prospectus included in and filed with herewith, for which no additional registration fee is required pursuant to Rule 457(h)(3).
(3)	Represents Ordinary Shares issuable upon exercise of options outstanding under the plan as of the date of this Registration Statement. For those options outstanding with an exercise price denominated in New Israeli Shekels (“NIS”), such exercise price was translated at the rate of NIS 3.5210 = $1.00 (the exchange rate reported by the Bank of Israel on September 19, 2019).
(4)	Estimated solely for purposes of determining the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, on the basis of the weighted average exercise price of options outstanding under the plan.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of the Ordinary Shares, as reported on the Nasdaq Global Select Market on September 19, 2019.

EXPLANATORY NOTE

Under cover of this Registration Statement is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 10,202,026 “restricted securities” and/or “control securities” (as such term is defined in Form S-8) issued or issuable upon exercise of the options granted pursuant to the 2008 Israeli Option Plan, the 2008 ROW Option Plan and the 2018 Incentive Plan. The reoffer prospectus updates, among other things, certain information regarding the ownership of the Ordinary Shares by the selling securityholders and the number of Ordinary Shares available for resale by each selling securityholder.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

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REOFFER PROSPECTUS

10,202,026 Shares

Ordinary Shares

Issued or issuable under certain awards granted under the
2008 Israeli Option Plan of Invasix Ltd., the Invasix Ltd. 2008 ROW Option Plan and the InMode Ltd. 2018 Incentive Plan

This reoffer prospectus (“Reoffer Prospectus”) relates to the public resale, from time to time, of an aggregate of 10,202,026 ordinary shares, NIS 0.01 par value (the “Ordinary Shares”), of InMode Ltd. (the “Company”) by certain securityholders (the “selling securityholders”) identified herein in the section entitled “Selling Securityholders.” Ordinary Shares have been or may be acquired in connection with awards granted under the 2008 Israeli Option Plan of Invasix Ltd. (the “2008 Israeli Plan”), the Invasix Ltd. 2008 ROW Option Plan (the “2008 ROW Plan”) and the InMode Ltd. 2018 Incentive Plan (the “2018 Plan”).

We will not receive any proceeds from the sale by the selling securityholders of the Ordinary Shares covered by this Reoffer Prospectus. The selling securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling securityholders will be borne by us.

We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this Reoffer Prospectus. The shares covered by this Reoffer Prospectus have been or will be issued pursuant to options granted to the selling securityholders and will be “control securities” or “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this Reoffer Prospectus. The selling securityholders identified in this Reoffer Prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this Reoffer Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices on a continuous or delayed basis to the public without restriction.

The Company’s Ordinary Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “INMD”. On September 11, 2019, the last reported sale price of the Company’s Ordinary Shares on Nasdaq was $26.84 per share.

Investing in our Ordinary Shares involves a high degree of risk. See the risk factors set forth under the caption “Risk Factors” in our prospectus filed with the SEC on August 8, 2019 pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form F-1 (File No. 333-232615), as originally filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2019, as amended (the “Form F-1 Registration Statement”), and the documents incorporated by reference into this Reoffer Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is September 20, 2019

You should rely only on the information contained in this Reoffer Prospectus. We have not authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell and seeking offers to buy these Ordinary Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any Ordinary Shares in any jurisdiction where the offer is not permitted.

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Unless otherwise indicated, all references in this prospectus to “InMode” or the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to InMode Ltd., together with its consolidated subsidiaries, and “dollar” or “$” refer to U.S. dollars. The terms “shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our ability to identify and penetrate new markets for our products and technology; our ability to innovate, develop and commercialize our existing and new products and expand beyond our traditional customer base; our ability to obtain and maintain regulatory clearances; our expectation regarding the safety and efficacy of our products; commercial experience of our management team; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding the potential market opportunity for our products; developments and projections relating to our competitors or our industry; our ability to differentiate and distinguish our products from those of our competitors; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our sales and marketing capabilities and strategy in the United States and internationally; the implementation of our business model, strategic plans for our business, products and technology; our ability to attract or retain key personnel; our intellectual property portfolio and position and our ability to protect our intellectual property rights; our assessment of the impact to us of any third-party litigation claiming patent infringement; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements except as required by applicable law. Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should read this prospectus and the documents that we have filed as exhibits to the registration statement on Form S-8 (the “Form S-8 Registration Statement”), of which this prospectus is a part, completely and with the understanding that actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements under the caption “Risk Factors” in the Form F-1 Registration Statement. The forward-looking statements contained in this Reoffer Prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this Reoffer Prospectus to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in, or incorporated by reference into, this Reoffer Prospectus and does not contain all of the information that you should consider before investing in our Ordinary Shares. We urge you to read this entire Reoffer Prospectus carefully, including the section entitled “Risk Factors” and the consolidated financial statements and related notes and other documents incorporated by reference into this Reoffer Prospectus, before making an investment decision.

Our Business

We are a leading global provider of innovative, energy-based, minimally-invasive surgical aesthetic and medical treatment solutions. Within the global aesthetics market, our products and solutions are primarily designed to address three energy-based treatment categories comprised of: (i) face and body contouring; (ii) medical aesthetics; and (iii) women’s health. We have developed and commercialized products utilizing medically-accepted radio frequency energy, or RF energy, technology, which can penetrate deep into the subdermal fat, allowing adipose tissue remodeling. We believe our RF energy-based proprietary technologies (i) Radio Frequency Assisted Lipolysis, (ii) Deep Subdermal Fractional Radio Frequency, or Deep Subdermal Fractional RF, (iii) Simultaneous Fat Destruction and Skin Tightening and (iv) Deep Heating Collagen Remodeling represent a paradigm shift in the minimally-invasive aesthetic solutions market. These technologies are used by physicians to remodel subdermal adipose, or fatty, tissue in a variety of procedures including liposuction with simultaneous skin tightening, face and body contouring and ablative skin rejuvenation treatments. Our products, developed with our proprietary RF energy-based technologies, overcome many of the shortcomings of other aesthetic options by delivering surgical-grade results while significantly minimizing risks of scarring, downtime, pain and other complications typically accompanying surgical procedures. In addition to our minimally-invasive solutions, we design, develop, manufacture and market differentiated, non-invasive medical aesthetic products that target a wide array of procedures. These include simultaneous fat killing and skin tightening, permanent hair reduction through the use of our innovative dual wavelength technology and other treatments targeting skin appearance and texture through the use of our high power intense pulsed light, technology. Our products, which we market and sell traditionally to plastic and facial surgeons, aesthetic surgeons, dermatologists and aesthetic obstetricians/gynecologists, or collectively, our traditional customer base, may be used on a variety of body parts including the face, neck, abdomen, upper arms, thighs and intimate feminine regions.

We were incorporated in the State of Israel on January 2, 2008. In November 2017, our corporate name was changed from Invasix Ltd. to InMode Ltd. Our headquarters are located at Tavor Building, Sha’ar Yokneam, P.O. Box 533, Yokneam 2069206, Israel. Our phone number is +972-4-9096313.

For more information about the Company, see the caption “Business” in the Form F-1 Registration Statement incorporated by reference into this Reoffer Prospectus.

RISK FACTORS

Investing in our Ordinary Shares involves risks. Before making a decision to invest in our Ordinary Shares, investors are urged to review the risk factors set forth under the caption “Risk Factors” in the Form F-1 Registration Statement and our other public filings made with the SEC, including those made after the date of this Reoffer Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares covered by this Reoffer Prospectus. While we may receive sums upon the exercise of certain awards by the selling securityholders, we currently have no plans for their application, other than for general corporate purposes. We cannot assure you that any of such options will be exercised.

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SELLING SECURITYHOLDERS

We are registering for resale the Ordinary Shares covered by this Reoffer Prospectus to permit the selling securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate. The selling securityholders acquired, or may acquire, these shares from us pursuant to the Company’s 2008 Israeli Plan, the 2008 ROW Plan and the 2018 Plan. The Ordinary Shares may not be sold or otherwise transferred by the selling securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of such plan. The following table sets forth:

•	the name of each selling securityholder;

•	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each selling securityholder;

•	the number and percentage of Ordinary Shares that each selling securityholder beneficially owned as of September 12, 2019, including all Ordinary Shares underlying both vested and unvested awards, prior to the offering for resale of the Ordinary Shares under this Reoffer Prospectus;

•	the number of Ordinary Shares that may be offered for resale for the account of each selling securityholder under this Reoffer Prospectus; and

•	the number and percentage of Ordinary Shares to be beneficially owned by each selling securityholder after the offering of the resale Ordinary Shares (assuming all of the offered resale Ordinary Shares are sold by such selling securityholder).

The number of Ordinary Shares in the column “Number of Ordinary Shares Being Offered” represents all of the Ordinary Shares that each selling securityholder may offer under this Reoffer Prospectus. We do not know how long the selling securityholders will hold the Ordinary Shares before selling them or how many Ordinary Shares they will sell, and we currently have no agreements, arrangements or understandings with any of the securityholders regarding the sale of any of the resale Ordinary Shares. The Ordinary Shares offered by this Reoffer Prospectus may be offered from time to time by the securityholders listed below. We cannot assure you that any of the selling securityholders will offer for sale or sell any or all of the Ordinary Shares offered by them by this Reoffer Prospectus.

	Number of Ordinary Shares Beneficially Owned Prior to Offering		Number of Ordinary Shares Being Offered	Number of Ordinary Shares Beneficially Owned After Offering(2)
Selling Securityholder	Number	Percent(1)	Number	Number	Percent(1)
Shakil Lakhani (3)	1,179,846	3.7%	1,179,846	-	*
Dr. Spero Theodorou (4)	829,203	2.6%	829,203	-	*
Yair Malca (5)	196,790	*	196,790	-	*
Dr. Hadar Ron (6)	104,450	*	15,000	89,450	*
Bruce Mann (7)	26,835	*	-	26,835	*
Dr. Michael Anghel (8)	-	*	-	-	*

*Represents less than one (1%) percent.

(1)	Applicable percentage ownership is based on 31,973,572 Ordinary Shares outstanding as of September 12, 2019 plus any common stock equivalents or convertible securities held and shares beneficially owned by each such holder.

(2)	Assumes that all Ordinary Shares to be offered, as set forth above, are sold pursuant to this offering and that no other Ordinary Shares are acquired or disposed of by the selling securityholders prior to the termination of this offering. Because the selling securityholders may sell all, some or none of their Ordinary Shares or may acquire or dispose of other Ordinary Shares, no reliable estimate can be made of the aggregate number of Ordinary Shares that will be sold pursuant to this offering or the number or percentage of Ordinary Shares that each selling securityholder will own upon completion of this offering.

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(3)	Shakil Lakhani serves as President, North America. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(4)	Dr. Spero Therodorou serves as our Chief Medical Officer. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.

(5)	Yair Malca serves as our Chief Financial Officer. Consists of Ordinary Shares issuable upon the exercise of vested and unvested options.
(6)	Dr. Hadar Ron is a director of our Company. Consists of 89,450 Ordinary Shares and 15,000 Ordinary Shares issuable upon the exercise of vested and unvested options.
(7)	Bruce Mann is a director of our Company. Consists of Ordinary Shares.
(8)	Dr. Michael Anghel is a director of our Company.

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PLAN OF DISTRIBUTION

The selling securityholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell Ordinary Shares under Rule 144 under the Securities Act if available, rather than under this Reoffer Prospectus. The selling securityholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of the Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders or their respective pledges, donees, transferees or other successors in interest, may also sell the Ordinary Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Ordinary Shares in block transactions to market makers or other purchasers at a price per Ordinary Share which may be below the then market price. The selling securityholders cannot assure that all or any of the Ordinary Shares offered in this Reoffer Prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the Ordinary Shares offered in this Reoffer Prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Ordinary Shares will be borne by the selling securityholders. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Ordinary Shares if liabilities are imposed on that person under the Securities Act.

The selling securityholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, or other successors in interest will be the selling beneficial owners for purposes of this Reoffer Prospectus and may sell the Ordinary Shares from time to time under this Reoffer Prospectus after we have filed an amendment to this Reoffer Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the transferee or other successors in interest as selling securityholders under this Reoffer Prospectus.

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Each of the selling securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Ordinary Shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of Ordinary Shares by any selling securityholder. If we are notified by any selling securityholder that any material arrangement has been entered into with a broker-dealer for the Ordinary Shares, if required, we will file a supplement to this Reoffer Prospectus. If the selling securityholders use this Reoffer Prospectus for any sale of the Ordinary Shares, they will be subject to the delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Ordinary Shares and activities of the selling securityholders.

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WHERE YOU CAN FIND MORE INFORMATION

This Reoffer Prospectus is part of the S-8 Registration Statement that we filed with the SEC under the Securities Act. You should rely only on the information contained in this Reoffer Prospectus or incorporated by reference in this Reoffer Prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Reoffer Prospectus is accurate as of any date other than the date on the front cover of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or any sale of the Ordinary Shares.

We file annual and special reports and other information with the SEC. Our SEC filings, including the Form S-8 and exhibits, and any document we file electronically with the SEC are available to the public through its website at http://www.sec.gov.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm.

We maintain a corporate website at https://inmodemd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Reoffer Prospectus. We have included our website address in this Reoffer Prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Reoffer Prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of and prior to the effectiveness of this Form S-8 Registration Statement, and any filings made after the date of this Reoffer Prospectus until we sell all of the securities under this Reoffer Prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” The following documents filed with the SEC are incorporated by reference in this Reoffer Prospectus:

•	Our prospectus filed with the SEC on August 8, 2019 pursuant to Rule 424(b) of the Securities Act, included in the Form F-1 Registration Statement;

•	The description of our Ordinary Shares contained under the heading “Description of Share Capital” in our prospectus included in the Form F-1 Registration Statement;

•	Our reports of foreign private issuer on Form 6-K (including exhibits thereto) filed with the SEC on August 12, 2019 and August 13, 2019;

•	Any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into the Form S-8 Registration Statement of which this Reoffer Prospectus forms a part; and

•	Any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by this Reoffer Prospectus.

Copies of these filings are available at no cost on our website, https://inmodemd.com. In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us. Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them. You may also request copies of any exhibits to the Form S-8 Registration Statement at no cost. Please direct your request to:

Investor Relations: Miri Segal MS-IR LLC Phone: (917) 607-8654 Email: ir@inmodemd.com

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LEGAL MATTERS

The validity of the issuance of the securities offered by this Reoffer Prospectus will be passed upon for us by Primes, Shiloh, Givon, Meir Law Firm, Haifa, Israel.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Form F-1 Registration Statement filed on July 11, 2019, as amended, have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

•	The Registrant’s prospectus filed with the SEC on August 8, 2019 pursuant to Rule 424(b) of the Securities Act, included in the registration statement on Form F-1 (File No. 333-232615), as originally filed with the SEC on July 11, 2019, as amended (the “Form F-1 Registration Statement”);

•	The description of the Registrant’s Ordinary Shares contained under the heading “Description of Share Capital” in the prospectus included in the Form F-1 Registration Statement; and

•	The Registrant’s reports of foreign private issuer on Form 6-K (including exhibits thereto) filed with the SEC on August 12, 2019 and August 13, 2019.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Israeli Companies Law, 1999, as amended, or the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. A company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. The Registrant’s amended and restated articles of association are to be effective upon the effectiveness of the registration statement. A company may not exculpate in advance a director from liability arising out of a breach of the duty of care with respect to a distribution.

Under the Companies Law, the Israeli Securities Law, 1968, or the Securities Law, and the Israeli Economic Competition Law, 1988, or the Economic Competition Law, a company may indemnify an office holder with respect to the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•	financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

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•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent;

•	expenses incurred by the office holder with respect to proceedings held pursuant to certain provisions of the Economic Competition Law;

•	a monetary liability imposed on the office holder in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) of the Securities Law;

•	expenses expended by the office holder with respect to an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

•	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Securities Law.

Under the Companies Law, the Securities Law and the Antitrust Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a monetary liability imposed on the office holder in favor of a third party;

•	a monetary liability imposed on the office holder in favor of an injured party in certain Administrative Proceedings under the Securities Law, including reasonable attorneys’ fees and other litigation expenses;

•	expenses incurred by an office holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and

•	monetary liability imposed on the office holder in proceedings under or in connection with the Antitrust Law, including reasonable attorneys’ fees and other litigation expenses.

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Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

The Registrant’s articles of association permit it to insure its office holders to the fullest extent permitted or to be permitted by law. The Registrant’s office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this Registration Statement, no claims for directors’ and officers’ liability insurance have been filed under this policy and the Registrant is not aware of any pending or threatened litigation or proceeding involving any of its office holders, including its directors, in which indemnification is sought.

The Registrant has entered into agreements with each of its current office holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions. This indemnification is limited as follows: the maximum aggregate amount of indemnification that may be paid by the Registrant to all office holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by the Registrant to officer holders (including indemnification undertakings to office holders of companies held by the Registrant), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the Maximum Indemnification Amount (defined below).

The term “Maximum Indemnification Amount” shall mean the greater of  (i) an amount equal to 25% of the Registrant’s shareholders’ equity on a consolidated basis, based on the Registrant’s most recent financial statements made publicly available before the date on which the indemnity payment is made and (ii) $40 million. Such indemnification amounts are in addition to any insurance amounts. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

There is no pending litigation or proceeding against any of the Registrant’s office holders as to which indemnification is being sought, nor is the Registrant aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1	Amended and Restated Articles of Association (previously filed with the SEC as Exhibit 3.1 on Form 6-K on August 12, 2019 and incorporated by reference herein)

5.1	Opinion of Primes, Shiloh, Givon, Meir Law Firm

23.1	Consent of Kesselman & Kesselman, Certified Public Accountants (Israel), independent registered public accounting firm and member firm of PricewaterhouseCoopers International Limited

23.2	Consent of Primes, Shiloh, Givon, Meir Law Firm (included in Exhibit 5.1)

24.1	Powers of Attorney (included in signature page hereto)

99.1	2008 ROW Option Plan of Invasix Ltd. (as previously filed with the SEC as Exhibit 10.1 of the Form F-1 Registration Statement on July 11, 2019 and incorporated by reference herein)

99.2	Invasix Ltd. 2008 Israeli Option Plan (as previously filed with the SEC as Exhibit 10.2 of the Form F-1 Registration Statement on July 11, 2019 and incorporated by reference herein) (English Translation)

99.3	Inmode Ltd. 2018 Incentive Plan (as previously filed with the SEC as Exhibit 10.3 of the Form F-1 Registration Statement on July 11, 2019 and incorporated by reference herein)

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ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

	(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, InMode Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Yokneam, Israel on September 20, 2019.

INMODE LTD.

By:	/s/ Moshe Mizrahy
Name:	Moshe Mizrahy
Title:	Chief Executive Officer

Each of the undersigned officers and directors of InMode Ltd. hereby constitutes and appoints Mr. Moshe Mizrahy, with full power to act alone, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement of InMode Ltd. on Form S-8 and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 20, 2019.

Signature	Title

/s/ Moshe Mizrahy	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Moshe Mizrahy

/s/ Yair Malca	Chief Financial Officer (Principal Financial and Accounting Officer)
Yair Malca

/s/ Dr. Michael Kreindel	Chief Technology Officer and Director
Dr. Michael Kreindel

/s/ Dr. Hadar Ron, M.D.	Director
Dr. Hadar Ron, M.D.

/s/ Bruce Mann	Director
Bruce Mann

/s/ Dr. Michael Anghel	Director
Dr. Michael Anghel

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Authorized Representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of InMode Ltd., has signed this Registration Statement in the city of Lake Forest, the State of California, on September 20, 2019.

INVASIX INC.

By:	/s/ Yair Malca
Name:	Yair Malca
Title:	Chief Financial Officer

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